EX-99.(d)(3)
                        INVESTMENT SUB-ADVISORY AGREEMENT


     This AGREEMENT is effective this 31st day of January 2001, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and FIRST TRUST ADVISORS L.P., an Illinois limited partnership and registered investment adviser ("Sub-Adviser").

     WHEREAS, Adviser is the investment manager for the JNLNY Variable Fund I LLC (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Fund is authorized to issue separate series, each series having its own investment objective or objectives, policies and limitations;

     WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the series of the Fund listed on Schedule A hereto ("Series").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Series for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Adviser designates one or more series other than the Series with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

2. Delivery of Documents. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

     a) the Fund's Certificate of Formation, as filed with the Secretary of the State of Delaware on October 13, 1998, and all amendments thereto or restatements thereof (such Certificate of Formation, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Certificate of Formation");

     b)   the Fund's Operating Agreement and amendments thereto;

     c)   resolutions   of  the  Fund's  Board  of  Managers   authorizing   the
          appointment of Sub-Adviser and approving this Agreement;

     d) the Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

     e) the Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Series; and

     f)   the  Fund's  most  recent   prospectus  and  Statement  of  Additional
          Information (collectively called the "Prospectus").

     Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

3. Management. Subject always to the supervision of Fund's Board of Managers and the Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Series and place all orders for the purchase and sale of securities, all on behalf of the Series. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Series (as set forth below), and will monitor the Series' investments, and will comply with the provisions of Fund's Certificate of Formation and Operating Agreement, as amended from time to time, and the stated investment objectives, policies and restrictions of the Series. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Series and to consult with each other regarding the investment affairs of the Series. Sub-Adviser will report to Board of Managers and to Adviser with respect to the implementation of such program. Sub-Adviser is responsible for compliance with the provisions of
     Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Series.

     The Sub-Adviser further agrees that it:

     a)   will use the same skill and care in providing such services as it uses
          in  providing   services  to  fiduciary  accounts  for  which  it  has
          investment responsibilities;

     b) will conform with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

     c) will place orders pursuant to its investment determinations for the Series either directly with the issuer or with any broker or dealer, including an affiliated broker-dealer which is a member of a national securities exchange as permitted in accordance with guidelines established by the Board of Managers. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser or any affiliated person of either the Fund, Adviser, or Sub-Adviser, except as may be permitted under the 1940 Act;

     d) will report regularly to Adviser and to the Board of Managers and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Managers on a regular basis at reasonable times the management of the Series, including, without limitation, review of the general investment strategies of the Series, the performance of the Series in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

     e) will prepare and maintain such books and records with respect to the Series' securities transactions and will furnish Adviser and Fund's Board of Managers such periodic and special reports as the Board of Managers or Adviser may request;

     f) will act upon instructions from Adviser not inconsistent with the fiduciary duties hereunder;

     g) will treat confidentially and as proprietary information of Fund all such records and other information relative to Fund maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Fund, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Fund; and

     h) will vote proxies received in connection with securities held by the Series consistent with its fiduciary duties hereunder.

4. Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Series.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly on the average daily net assets in the Series, excluding the net assets representing capital contributed by JNLNY Separate Account I, in accordance with Schedule B hereto. From time to time, the Sub-Adviser may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

     The Sub-Adviser represents and warrants that in no event shall the Sub-Adviser provide similar investment advisory services to any client comparable to the Series being managed under this Agreement at a composite rate of compensation less than that provided for herein.

7. Services to Others. Adviser understands, and has advised the Fund's Board of Managers, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies. Adviser has no objection to Sub-Adviser acting in such capacities, provided that whenever the Series and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments selected for each will be allocated in a manner believed by Sub-Adviser to be equitable  to each.  Adviser  recognizes,  and has advised  Fund's Board of
     Managers, that in some cases this procedure may adversely affect the size of the position that the participating Series may obtain in a particular security. In addition, Adviser understands, and has advised Fund's Board of Managers, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8. Standard of Care and Limitation of Liability. The Sub-Adviser shall exercise its best judgment and shall act in good faith in rendering the services pursuant to this Agreement.

9. Indemnification. The Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Adviser (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Investment Advisers Act of 1940, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser to the Series and to the Fund which (1) may be based upon any misfeasance, malfeasance, or nonfeasance by the Sub-Adviser, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Sub-Adviser, (2) may be based upon a failure to comply with Section 3 of this Agreement, or (3) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the Fund, or any affiliated person of the Adviser or Fund by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

10. Duration and Termination. This Agreement will become effective as to a Series upon execution or, if later, the date that initial capital for such Series is first provided to it and, unless sooner terminated as provided herein, will continue in effect until September 30, 2002. Thereafter, if not terminated as to a Series, this Agreement will continue in effect as to a Series for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Fund's Board of Managers or by vote of a majority of the outstanding voting securities of such Series, and in either event approved also by a majority of the Members of the Fund's Board of Managers who are not interested persons of the Fund, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Series at any time, without the payment of any penalty, on sixty days' written notice by the Fund or Adviser, or on ninety days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meanings of such terms in the 1940 Act.)

11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally; but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

     The name "JNLNY Variable Fund I LLC" and "Members of the JNLNY Variable Fund I LLC's Board of Managers" refer respectively to the Fund created by, and the Members of the Board of Managers, as members but not individually or personally, acting from time to time under, the Operating Agreement, to which reference is hereby made, and to any and all amendments thereto. The obligations of the JNLNY Variable Fund I LLC entered in the name or on behalf thereof by any of the Members of the JNLNY Variable Fund I LLC Board of Managers, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Members, interest holders or representatives of the Fund personally, but bind only the assets of the Fund, and persons dealing with the Series must look solely to the assets of the Fund belonging to such Series for the enforcement of any claims against Fund.

14.  Representations and Warranties of the Sub-Adviser.

     The Sub-Adviser hereby represents that this Agreement does not violate any existing agreements between the Sub-Adviser and any other party.

     The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended and has provided to the Adviser a copy of its most recent Form ADV as filed with the Securities and Exchange Commission.

     The Sub-Adviser further represents that is has reviewed the post-effective amendment to the Registration Statement for the Fund filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

15. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 31st day of January 2001.

                             JACKSON NATIONAL ASSET MANAGEMENT, LLC

                             By:
                                ------------------------------------------------

                             Name:             Andrew B. Hopping
                                  ----------------------------------------------

                             Title:            President
                                   ---------------------------------------------

                             FIRST TRUST ADVISORS L.P.

                             By:
                                ------------------------------------------------

                             Name:
                                  ----------------------------------------------

                             Title:
                                   ---------------------------------------------

                                   SCHEDULE A
                             DATED JANUARY 31, 2001

                                     (Funds)


                    JNL/First Trust The DowSM Target 5 Series
                   JNL/First Trust The DowSM Target 10 Series
                   JNL/First Trust The S&P(R) Target 10 Series
                     JNL/First Trust Global Target 15 Series
                   JNL/First Trust Target 25 Series JNL/First
                     Trust Target Small-Cap Series JNL/First
                    Trust Technology Sector Series JNL/First
                     Trust Pharmaceutical/Healthcare Sector
                     Series JNL/First Trust Financial Sector
                   Series JNL/First Trust Energy Sector Series
                  JNL/First Trust Leading Brands Sector Series
                  JNL/First Trust Communications Sector Series

                                   SCHEDULE B
                             DATED JANUARY 31, 2001

                                 (Compensation)



                    JNL/First Trust The DowSM Target 5 Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%

                   JNL/First Trust The DowSM Target 10 Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%

                   JNL/First Trust The S&P(R) Target 10 Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%

                     JNL/First Trust Global Target 15 Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%

                        JNL/First Trust Target 25 Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%

                     JNL/First Trust Target Small Cap Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%

                    JNL/First Trust Technology Sector Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%

             JNL/First Trust Pharmaceutical/Healthcare Sector Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%

                     JNL/First Trust Financial Sector Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%

                      JNL/First Trust Energy Sector Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%

                  JNL/First Trust Leading Brands Sector Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%

                  JNL/First Trust Communications Sector Series

  Average Daily Net Assets                          Annual Rate
  ------------------------                          -----------
  $0 to $500 million                                .35%
  $500 million to $1 billion                        .30%
  Over $1 billion                                   .25%